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                                                                    EXHIBIT 10.8

                                     FORM OF

                         AMENDMENT AND WAIVER AGREEMENT

      This AMENDMENT AND WAIVER AGREEMENT (the "Amendment") is made as of July 1, 2003, by and between Volume Services America Holdings, Inc., a Delaware corporation (the "Company") and Lawrence E. Honig (the "Executive").

      WHEREAS, the Executive and the Company entered into an employment agreement dated as of April 15, 2002, pursuant to which the Executive is employed as the Chief Executive Officer of the Company (the "Employment Agreement");

      WHEREAS, the parties desire to amend the Employment Agreement, subject to the terms and conditions contained in this Amendment;

      WHEREAS, pursuant to Section 12(b) of the Employment Agreement, the Employment Agreement may be amended only by written instrument signed by the parties to the Employment Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to Section 12(b) of the Employment Agreement, the parties hereby agree as set forth below.

      1. Acknowledgement of Company Obligation. The Executive and the Company each acknowledge that:

      (a) pursuant to Section 5 of the Employment Agreement: (i) the Company was obligated to grant the Executive options to purchase shares of stock of the Company (the "Options") not later than 180 days following April 15, 2002; (ii) the Company provided the Executive with a guaranteed option gain of $1,000,000 upon a sale of all or substantially all of the stock and/or assets of the Company (a "Sale"); and (iii) the offering contemplated in that certain (final) Prospectus filed as the Corporation's Form S-1 Registration Statement under the Securities Act of 1933, as amended, on July 16, 2003 (and any amendments thereof) would satisfy such condition precedent to the Company's fulfillment of such guarantee; and further

      (b) the Company has not, as of the date hereof, fulfilled its obligation to grant the Options to the Executive.

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      2. Termination of Company Obligation; Amendment. Notwithstanding the
foregoing, the parties hereby agree that, effective as of the date hereof, the Company's obligation under Section 5 of the Employment Agreement to grant the Options to Executive shall be terminated, is null and void and of no further force and effect, and that the Employment Agreement is hereby amended to delete
Section 5 in its entirety and replace it with the following:

                           "5. [Intentionally Omitted.]"

      3. Consideration. In consideration for the termination of the Company's obligation to grant the Options to the Executive, the Company shall pay to the Executive an amount equal to $1,000,000.00 (net of all federal, state and local income taxes required to be withheld by the Company on such payment) simultaneously with the consummation of the first to occur of (a) a Sale; (b) the offering described in section 1(a)(iii) of this Amendment or (c) any similar public offering or public offering of all or a substantial amount of the equity and/or equity/debt of the Company.

      4. Waiver.

      (a) By signing this Amendment, the Executive hereby waives any rights he may have, whether pursuant to the Employment Agreement or applicable principles of law and equity, with respect to any entitlement he may have had to the Options, or any amounts or proceeds receivable by the Executive in connection with such Options.

      (b) By signing this Amendment, the Executive hereby acknowledges and agrees that the Company's failure to grant him the Options does not constitute "Good Reason" within the meaning of Section 8(c)(ii) of the Employment Agreement, and the Executive hereby waives any rights he may have, whether pursuant to the Employment Agreement or applicable principles of law and equity, to claim that the Company's failure to grant him the Options gives rise to "Good Reason" under the Employment Agreement or entitles him to any severance or other payments and benefits that could result therefrom, whether pursuant to the Employment Agreement or otherwise, except as specifically set forth in section 3 of this Amendment.

      5. Effect of Amendment and Waiver. Except as expressly amended hereby, the terms and conditions of the Employment Agreement shall continue in full force and effect, and Section 12(b) of the Employment Agreement is hereby amended to read as follows:

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                  "(b) Entire Agreement/Amendments. This Agreement as amended by that certain Amendment and Waiver Agreement dated as of July
                  1, 2003 by and between the Company and the Executive (the "Amendment") contains the entire understanding of the parties with respect to the employment of the Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein and in the Amendment. This
                  Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto."

      6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that State, without regard to conflicts of laws principles thereof.

      7. Counterparts. This Amendment may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                           [Signatures on next page.]
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


VOLUME SERVICES AMERICA                      EXECUTIVE:
HOLDINGS, INC.

By:/s/ Janet L. Steinmayer                   /s/ Lawrence E. Honig
   ___________________________               ___________________________________

Name:  Janet L. Steinmayer                       Lawrence E. Honig
Title: Executive Vice President